                                                                    EXHIBIT 10.7
                  SUBLEASE AND CONSENT TO SUBLEASE AGREEMENT
                                  FIRST FLOOR
                           3100 DE LA CRUZ BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054

This agreement dated August 4, 1998 is entered into by and among Ramp Networks, Inc. (hereinafter "Sublessor"), XaQti Corporation (hereinafter "Sublessee") and Oxford Park Associates (hereinafter "Master Lessor") as a Sublease and consent to sublease (hereinafter "Sublease") subject to the terms and conditions of the Master Lease dated February 24, 1998, entered into by Ramp Networks, Inc. and Oxford Park Associates. A copy of said Master Lease is attached hereto, designated Exhibit A, and incorporated herein by this reference.

1.   Premises

1.1 Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor, on and subject to the terms and conditions hereinafter set forth, the following described premises (hereinafter referred to as "Subleased Premises"), the entire rentable space on the first floor of 3100 De La Cruz Boulevard, situated in the City of Santa Clara, County of Santa Clara, State of California (hereinafter the "Building") comprising approximately 13,500 rentable square feet of space.

1.2 In addition Sublessee shall have non-exclusive access to the public areas of the building and surrounding area including, but not limited to, the showers on the second floor and parking spaces in the parking lot. Sublessee's access to the parking spaces shall not be less than that of sublessor or any other tenant of the facility at 3100 De La Cruz Blvd.

2.   Term

2.1 The term of this Sublease (hereinafter "Term") shall be for a period of 18 months from the date of general occupancy unless sooner terminated pursuant to any provision hereof, or of the Master Lease. Occupancy shall commence on October 15, 1998 or such other date as mutually agreed by Sublessor and Sublessee.

2.2 In the event occupancy is delayed due to the construction schedule for the Subleased Premises, the Sublessor shall bear no liability for any expenses, costs or penalties of the Sublessee. In the event of such a delay, occupancy shall commence on the earliest date, agreed by the Sublessor and Sublessee, when the Subleased Premises are suitable for general occupancy. In the event that the construction work is completed and the premises are suitable for general occupancy, but the Sublessee not prepared to take occupancy, then the occupancy date will be deemed to commence on such date as the premises first were available for Sublessee's occupancy and the related rent shall commence. The Sublessee may terminate this Sublease if the Subleased Premises are not ready for occupancy by November 15, 1998.

2.3 Notwithstanding the above, Sublessor and Master Lessor will allow Sublessee to have access to the building as soon as is reasonably practical, but not later than October 1, 1998, to install telephone lines, network wiring and other Sublessee provided infrastructure as agreed by the parties. Any Sublessee contractors will coordinate with Sublessor's contractors and Master Lessor's General Contractor for any and all Sublessee work prior to occupancy.

2.4 Upon expiration of the Term or upon early termination of the Sublease, Sublessee shall immediately surrender the Subleased Premises in good condition to the Sublessor, normal wear and tear excepted. In addition, upon surrender of the Subleased Premises, Sublessee shall remove any of its trade fixtures and all its personal property from the Subleased Premises.

2.5 If the Subleased Premises remain in the possession of the Sublessee with the consent of the Sublessor after the Term has expired, the Sublessee shall be deemed to be occupying the Subleased Premises on a month to month basis with a monthly rent equal to the last Rent amount in effect. Such month to month occupancy shall be subject to the terms of this Sublease, and be subject to termination upon 30 days' written notice by either party.

2.6 If the Subleased Premises remain in the Sublessee's possession after the expiration of the Term without the consent of the Sublessor, or after early termination of the Sublease, the Sublessee's occupancy shall be deemed tenancy at sufferance and Sublessee shall be liable for monthly rent in the amount of two times the last Rent in effect.

2.7 At the end of the Sublease Term, Sublessor shall determine whether Sublessor requires the Subleased Premises for its own use. If the Sublessor decides to sublease the Subleased Premises, the Sublessor shall negotiate in good faith with the Sublessee to extend the sublease term, provided the Sublessee has not defaulted under the Sublease and such default remains uncured.

3.   Base Rent

3.1 Payment of rent shall be due and payable on the date of general occupancy. Rent shall be at the rate of $2.60 per rentable square foot. Sublessee shall pay to Sublessor without deduction, setoff, prior notice or demand, as rent for the Subleased Premises, equal monthly payments as shown below (hereinafter "Rent"):

     10/15/98 to 10/14/99     $35,100 per month

     10/15/99 to 4/14/2000    $37,908 per month

     in advance on the first day of each month of the Term hereof. In the event the payment of Rent is not received by the Sublessor by the first day of each month, the Sublessor shall send written notice of non-receipt of the payment. Sublessee shall have a grace period of five (5) days after receipt of the written notice to pay the Rent. If Sublessee does not pay the Rent within five days after receipt of the written notice, Sublessee shall have defaulted under this Sublease and be subject to the provisions of section 7 of this Sublease.

     The above rent is based on an estimated rentable space of 13,500 square feet. Upon completion of the construction, the rentable square feet shall be measured and adjusted. Such measurement shall be agreed by the parties and the rent adjusted accordingly, based on the revised rentable space, and an amendment shall signed by the parties and incorporated into this agreement. Notwithstanding the above, the rentable square sheet shall not exceed 13,500 square feet.

     If the date of general occupancy is not the first day of the month, or if the termination date is not the last day of the month, a pro rata portion of the monthly Rent shall be paid to the Sublessor at the then current rate for the fractional month during which the Sublease commences and/or terminates based on a 30-day month. Sublessee shall pay Sublessor on or before the occupancy date hereof the prorated sum due for the initial fractional month plus the sum due for the first full month of rent.

3.2 Services to the Subleased Premises shall be provided by the Master Lessor as per Article 6.00 of the Master Lease Agreement. Such services shall include heat, ventilation, cooling, janitorial services, electric power for normal lighting and small business office equipment, running water, and maintenance, repair and replacement as defined in the referenced Article of the Master Lease. Master Lessor covenants to furnish all those services to the Subleased Premises and to the Building agreed by Master Lessor to be provided pursuant to Article 6.0 of the Master Lease.

4.   Security Deposit

     Sublessee shall deposit with Sublessor upon execution of this Sublease hereof the sum of $70,200 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, and fails to commence a cure of such default within the time provided therefor in this Sublease, Sublessor may use, apply

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     or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated, and Sublessee's failure to do so shall be a default under this Sublease, and Sublessor may at its option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned without payment of interest for its use to Sublessee within ten (10) days after the expiration of the Term hereof, or after Sublessee has vacated the Subleased Premises, whichever is later.

     Sublessee's Security deposit shall not bear interest unless the Master Lessor pays interest under the Master Lease to the Sublessor for Sublessor's security deposit, in which case Sublessee's security deposit with the Sublessor shall bear interest at the same rate under this Sublease as Sublessor's Security Deposit bears interest under the Master Lease.

5.   Use

5.1 The Subleased Premises shall be used and occupied for general office and R&D purposes, including light assembly and prototyping, and for no other purpose without prior written consent of Sublessor.

5.2 Master Lessor warrants to Sublessee that the Subleased Premises, in its intended state, but without regard for Sublessee's stated use, does not violate any applicable statute, law, deed restrictions, building code, regulation or ordinance, including the Americans With Disabilities Act (42 USC Sec. 12111 et. Seq.), at the time that this Sublease is executed. If this warranty hereafter is found not to be true, Sublessor shall work with the Master Lessor to bring the Subleased Premises into compliance.

     Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term hereof regulating the use of the Subleased Premises, provided, however, that Sublessee shall not be required to expend any of its funds for capital improvements or changes related to the Americans with Disabilities Act.

5.3 Except for latent and undisclosed defects, Sublessee hereby accepts the Subleased Premises in their condition existing as of the commencement date of the Term hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Subleased Premises, and accepts this Sublease subject thereto.

5.4 Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Subleased Premises for the conduct of the Sublessee's business.

5.5 Sublessee shall not assign or transfer the Sublease, or otherwise allow occupancy in whole or in part of the Subleased Premises by any other party without advance written consent from the Sublessor.

5.6 Sublessor agrees to work with Sublessee on signage subject to the following: (a) Sublessee's signage will be in a secondary position to any of the Sublessor's own signage; (b) Sublessee's signage shall be easily visible and legible to traffic on Trimble Road and/or De La Cruz Blvd.; (c) Sublessee shall bear the cost of installing and de-installing any signage, including any electrical requirements; (d) all signage will be subject to prior approval by the Master Lessor and the Sublessor, which approval shall not be unreasonably withheld; and (e) Sublessee shall be responsible for obtaining any required approvals from the City of Santa Clara.

5.7 Sublessee shall keep the Subleased Premises in good condition. In the event the Sublessee fails to maintain the Subleased Premises, the Sublessor may, following no less than 48 hours' prior notice, enter the Subleased Premises, perform any needed repairs or maintenance, and charge the Sublessee for the cost incurred plus a

                                      -3-
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     20% administrative fee. Any such entry into the Subleased Premises by the
     Sublessor, except in case of emergency, shall be as accompanied by an employee or designated representative of the Sublessee.

5.8 Sublessee shall obtain prior approval from the Sublessor for any alterations to the Subleased Premises. All requested alterations will be at Sublessee's expense.

5.9 Sublessee uses very small amounts of hazardous materials in it's hardware lab including solder, flux, alcohol, tech spray, flux cleaner etc. Except for these Hazardous Materials, Sublessee shall not use, generate, store, dispose or otherwise allow Hazardous Materials to be present within the Subleased Premises without prior written approval by the Sublessor. Except with respect to any such Hazardous Materials used, generated, stored or disposed of, on or about the Subleased Premises by Sublessee, its employees, officers, directors, agents or contractors, Sublessor shall indemnify, defend, and hold Sublessee harmless from and against any and all liabilities, remediation costs, investigation costs, claims, damages, injuries, losses, costs, fines, judgments, causes of action and expenses whatsoever incurred in connection with or arising in any way out of the release, treatment, storage, use or disposal of Hazardous Materials on or about the Subleased Premises.

6.0  Master Lease

6.1 This Sublease is subject and subordinate to the Master Lease designated as Exhibit A. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease.

6.2 Sublessee shall hold Sublessor harmless of and from all liability, judgements, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's obligations under both the Master Lease and this Sublease, as such obligations apply to the Premises.

6.3 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

7.0  Default

7.1 Sublessee shall pay a penalty of 5% of the Rent amount due as a late fee in the event Rent payments are received by the Sublessor more than 10 days after the due date for the Rent. If the Sublessor does not receive the Rent payment within 15 days after its due date, then the Sublessee shall owe interest on the amount due at an interest rate that is the lesser of one and one-half percent (1.5%) per month, or the maximum rate allowed by law, on all Rent not paid when due, from the due date until the payment is fully paid and satisfied. Sublessee shall indemnify Sublessor against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment of the Rent, and in obtaining possession of the Subleased Premises after default of the Sublessee or upon expiration or earlier termination of the Term of this sublease.

7.2 All covenants and agreements to be performed by the Sublessee under any of the terms of this Sublease shall be performed by the Sublessee at Sublessee's sole cost and expense, and without any abatement of Rent. If Sublessee fails to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from Sublessor, Sublessor may perform such act (but shall not be obligated to do so) without waiving or releasing Sublessee from any of its obligations relative thereto. All reasonable sums paid or costs incurred by Sublessor in so performing such acts together with interest thereon at the rate set in paragraph 7.1 herein from the date payment was made or each cost incurred by the Sublessor shall be payable by Sublessee to Sublessor on demand.

7.3 The following events shall be deemed events of default by Sublessee under this Sublease:

     (a) part or all of the Rent is not paid when due and Sublessee has not paid the Rent within five (5) days after receipt of a written notice from the Sublessor, or

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     (b) Sublessee becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in involuntary or involuntary winding-up proceedings or if a receiver is appointed for the business, property, affairs or revenues of Sublessee, or
     (c) Sublessee ceases to conduct business from the Subleased Premises, or
     (d) Sublessee fails to observe, perform, and keep each and every material covenant, agreement, provision, stipulation and condition herein contained to be observed, performed, and kept by Sublessee, or
     (e) If a writ of execution is issued against Sublessee. Sublessee may cure any default under this Sublease at any time within 10 days after written notice is received by Sublessee from Sublessor.

7.4 Upon the occurrence of any event of default by Sublessee, Sublessor shall have, in addition to other remedies available to Sublessor at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and non-exclusive) without any notice or demand whatsoever:

     (a) Terminate this Sublease, in which case Sublessee shall immediately surrender the Subleased Premises to Sublessor, and if Sublessee fails to do so, Sublessor may enter and take possession of the Subleased Premises and expel or remove the Sublessee and any other person who may be occupying the Subleased Premises or any part thereof, without being liable for prosecution or any claim or damages therefore; and Sublessor may recover from Sublessee the following:

          (i) the worth at the time of award of any unpaid Rent which has been earned at the time of termination, plus
          (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss of Rent that Sublessee proves could have been reasonably avoided; plus
          (iii) the worth at the time of award by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss of rent that Sublessee proves could have been reasonably avoided; plus
          (iv) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease; and
          (v) at Sublessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     (b) If Sub lessor does not elect to terminate this Sublease on account of any default by Sublessee, Sublessor may, from time to time, without terminating this Sublease, enforce all of its rights and remedies under this Sublease, including the right to recover all Rent as it becomes due.
     (c) If the Sublessee defaults under this agreement, Sublessor shall have the right to terminate any and all sub leases, licenses, concessions or other arrangements for possession entered into by Sublessee and affecting the Subleased Premises or may, in Sublessor's sole discretion, succeed to Sublessee's interest in such subleases, licenses, concessions or arrangements. In the event of Sublessor's election to succeed to Sublessee's interest in any such subleases, licenses, concessions or arrangements, Sublessee shall, as of the date of notice by Sublessor of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

8.0  Liability and Damages

     Sublessee shall maintain at its own expense liability and fire insurance covering the Subleased Premises and its improvements and personal property residing there in an amount not less than acceptable to a prudent owner. Sublessee's liability insurance shall include Sublessor and Master Lessor as insured parties, and cover death, personal injury and property damage in the amount of $1 million per occurrence and $3 million cumulative.

     If the Subleased Premises become unusable due to damage by fire or other casualty, then Article 16.00 of the Master Lease shall apply to the relationship between the Sublessor and Sublessee as well.

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9.0  Arbitration of Disputes

        MEDIATION OF DISPUTES. Sublessee and Sublessor hereby agree to and shall mediate any dispute or claim between them arising out of this Sublease or any resulting transaction. The mediation shall be held prior to any court action or arbitration. The mediation shall be confidential and in accordance with California Evidence Code # 1152.5. If the parties are unable to agree on a mediator within thirty (30) days of written notice by one party to the other of said party's desire to seek mediation, the Presiding Judge of the Superior Court of Santa Clara County shall have jurisdiction to appoint a mediator. If the mediator determines that additional mediation sessions are warranted, such mediation sessions shall be conducted in accordance with this Article. Should either party attempt an arbitration or a court action before attempting to mediate, said party shall not be entitled to attorney's fees that might otherwise be payable to said party in a court action or arbitration, and such party may, in addition, be subject to sanctions by the arbitrator or judge who determines that said party has resisted mediation. Mediation fees, if any, shall be divided equally by the parties.

        ARBITRATION OF DISPUTES. Subject to the foregoing Paragraph, Sublessee and Sublessor agree that any dispute relating to this Sublease shall be subject to neutral, binding arbitration and not by court action, unless this Sublease expressly states that such dispute is not subject to arbitration or the parties subsequently agree not to submit the dispute to arbitration.

        The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute"). The selection shall be made by the party first filing for arbitration. The parties to an arbitration may agree in writing to use different rules and/or arbitrators. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 (beginning with Section 1280) of the California Code of Civil Procedure. The arbitration shall be held in San Mateo County, California. Subject to the provisions of this Lease, an award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto and judgment may be entered upon it in a court having jurisdiction pursuant to Section 36.E. hereof. The expenses of such arbitration shall be borne equally by Sublessor and Sublessee. In any arbitration under this Lease the parties shall be entitled to discovery in like manner as if the matter were a California Superior Court trial.

        NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

        Consent to neutral arbitration

                  by:  SUBLESSEE  SUBLESSOR  (_____) (_____) (_____) (_____)

10.0  Notices

      All notices or demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, addressed to Sublessor or Sublessee, respectively,

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      at the addresses set forth after their signatures at the end of this
      Sublease. All Rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

11.0  Broker's Fee

      Each party hereto warrants to the other that no person or selling agency has been employed or retained by such party to solicit or secure this Sublease upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. Each party indemnifies the other against a breach of the foregoing warranty.

12.0  General

      Master Lessor and Sublessor acknowledge that as of the date hereof, Sublessor has not committed an event of default with respect to the Master Lease. The undersigned agrees that execution of this Sublease and Sublessee's usage of the Subleased Premises for general office purposes will not cause a default in the Master Lease, and, further, the undersigned Landlord agrees that it shall recognize the Sublease and Sublessee's rights of possession, if Sublessee has not incurred an event of default with respect thereto, in the event the Master Lease is terminated for any reason. Neither Sublessor nor Sublessee are bound by the Sublease Agreement until the Landlord has executed the Sublease Agreement.

13.0  Entire Agreement

      This Sublease constitutes the entire agreement between Ramp Networks, Inc. and XaQti Corporation regarding this Sublease. Both parties acknowledge that there are no agreements or understandings except as presented in this Sublease document.

14.0  Relationship of the Parties

      Nothing contained in this Sublease shall create any relationship between the parties hereto other than that of Sublessor and Sublessee, and it is acknowledged and agreed that Sublessor does not in any way or for any purpose become a partner of Sublessee in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Sublessee.

15.0  Severability

      If any provision of this Sublease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and be enforced to the full extent permitted by law.

16.0 Time of the Essence: Time is hereby expressly declared to be of the essence of this Sublease and of each and every term, covenant, Agreement, condition and provision hereof.

17.0 Sublease Construed as a Whole: The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Sublessor or Sublessee. The parties acknowledge that each party and its counsel have reviewed this Sublease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Sublease.

18.0 Meaning of Terms: Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular shall include the plural and vice versa.

19.0 Forum: This Sublease shall be construed and enforced in accordance with the laws of the State of California.

20.0 Attorneys' Fees: In the event of any action or proceeding at law, in equity or stipulated arbitration to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding, whether in court, through arbitration or by way of out-of-court settlement, shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys' fees and expenses (which shall include attorneys fees and expenses of in-house attorneys), incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment. An arbitrator, if any, is hereby authorized to make such an award to the prevailing party in arbitration. The term "prevailing party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, mediation, arbitration, judgment or otherwise.

21.0 No Memorandum Without Consent: Neither Sublessor or Sublessee shall record this Sublease or a short form memorandum hereof without the consent of the other, not to be unreasonably withheld.

22.0 Waiver. The waiver by either party of a breach of any provision of this Sublease shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of a like nature or otherwise.

23.0 In consideration of Sublessee's paying the rent and performing all the covenants, conditions and provisions on Sublessee's part to be observed and performed under this Sublease, Sublessee shall have quiet possession and quiet enjoyment of the Subleased Premises.

24.0 If the Subleased Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power, either party shall have the right to terminate this Sublease upon written notice to the other.

Dated: 8/4/98                        Dated  8/4/98

Sublessor:                           Sublessee: /s/ [illegible]



By:  /s/ Scott Gorton                By: Henry [illegible]
     Scott Gorton
Address:  Ramp Networks              Address: 1630 Oakland Road
                                              Bldg A-214
                                              San Jose, CA 95131

Agreed and Accepted: Oxford Park Assn.

Landlord


By: /s/ [illegible]

Date:  8/27/98

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